Exhibit 99.1

4th Quarter Report                                                       UB


                             December 31, 2005


                           Union Bankshares, Inc.
                           ----------------------
                           Amex: UNB


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4rd Quarter Report                                   Union Bankshares, Inc.

CONSOLIDATED BALANCE SHEETS (unaudited)

                                           December 31, 2005   December 31, 2004

ASSETS
Cash and Due from Banks                      $ 14,018,842        $ 16,929,793
Federal Funds Sold & Overnight Deposits           189,587           4,187,159
Interest Bearing Deposits in Banks              8,597,835           7,508,703
Investment Securities Available for Sale       32,407,973          40,965,888
Loans Held for Sale                             6,546,019           8,813,910
Loans, net                                    300,524,758         271,254,977
Reserve for Loan Losses                        (3,071,421)         (3,066,871)
Premises and Equipment, net                     5,898,424           5,121,046
Other Real Estate Owned                                 0              35,734
Accrued Interest & Other Assets                 9,633,646           7,778,696
                                             ------------        ------------
      Total Assets                           $374,745,663        $359,529,035
                                             ============        ============
LIABILITIES AND SHAREHOLDERS' EQUITY

Non-interest Bearing Deposits                $ 52,616,902        $ 57,221,189
Interest Bearing Deposits                     260,682,192         249,376,952
Borrowed Funds                                 16,256,274           7,933,652
Accrued Interest & Other Liabilities            3,587,484           2,594,218
Common Stock                                    9,837,222           9,831,222
Paid in Capital                                   139,861             106,989
Retained Earnings                              33,760,610          33,809,456
Accumulated Other Comprehensive Income            (97,951)            377,288
Treasury Stock at Cost                         (2,036,931)         (1,721,931)
                                             ------------        ------------
      Total Liabilities and
       Shareholders' Equity                  $374,745,663        $359,529,035
                                             ============        ============

Standby Letters of Credit were $944,000 and $974,000 at December 31, 2005 and 2004, respectively.

CONSOLIDATED STATEMENTS OF INCOME (unaudited)

                                   12/31/2005     12/31/2004     12/31/2005      12/31/2004
                                       (3 months ended)              (12 months ended)

Interest Income                    $5,986,256     $5,293,252     $22,256,135     $20,178,186
Interest Expense                    1,349,672        843,858       4,498,819       3,310,578
                                   ----------     ----------     -----------     -----------
  Net Interest Income               4,636,584      4,449,394      17,757,316      16,867,608
  Provision for Loan Losses            60,000              0          60,000          30,000
                                   ----------     ----------     -----------     -----------
      Net Interest Income after
       Provision for Loan Losses    4,576,584      4,449,394      17,697,316      16,837,608

Trust Income                          104,945         56,461         300,491         204,392
Non-interest Income                 1,266,490      1,003,601       3,754,978       3,570,006
Non-interest Expenses:
  Salaries & Wages                  1,398,046      1,322,285       5,627,296       5,401,332
  Pension & Employee Benefits         513,366        438,929       2,044,870       1,972,948
  Occupancy Expense, net              196,619        182,585         788,672         737,386
  Equipment Expense                   251,749        239,793       1,040,797         930,939
  Other Expenses                      895,055        788,863       3,554,249       3,276,681
                                   ----------     ----------     -----------     -----------
      Total                         3,254,835      2,972,455      13,055,884      12,319,286
                                   ----------     ----------     -----------     -----------
Income before Taxes                 2,693,184      2,537,001       8,696,901       8,292,720
Income Tax Expense                    777,325        780,241       2,459,532       2,457,593
                                   ----------     ----------     -----------     -----------
Net Income                         $1,915,859     $1,756,760     $ 6,237,369     $ 5,835,127
                                   ==========     ==========     ===========     ===========

Earnings per Share                      $0.42          $0.39           $1.37           $1.28
Book Value per Share                                                   $9.16           $9.31



Directors UNION BANKSHARES, INC. & UNION BANK

Richard C. Sargent, Chairman           Franklin G. Hovey II
Cynthia D. Borck                       Richard C. Marron
Steven J. Bourgeois                    Robert P. Rollins
Kenneth D. Gibbons                     John H. Steel

Officers UNION BANKSHARES, INC.

Richard C. Sargent                     Chairman
Cynthia D. Borck                       Vice President
Kenneth D. Gibbons                     President & CEO
Marsha A. Mongeon                      Vice President/Treasurer
Robert P. Rollins                      Secretary
JoAnn A. Tallman                       Assistant Secretary

ST. JOHNSBURY ADVISORY BOARD

Cynthia D. Borck                       Kirk Dwyer
J.R. Alexis Clouatre                   Kenneth D. Gibbons
William T. Costa, Jr.                  Franklin G. Hovey II
Dwight A. Davis

LITTLETON ADVISORY BOARD

Judy Aydelott                          Norrine Williams
Schuyler Sweet



Officers UNION BANK

Wanda L. Allaire        Assistant Vice President         Morrisville
Rhonda L. Bennett       Vice President                   Morrisville
John T. Booth, Jr.      Finance Officer                  Morrisville
Cynthia D. Borck        Executive Vice President         Morrisville
Stacey L.B. Chase       Assistant Treasurer              Morrisville
Alice H. Claflin        Trust Officer                    St. Johnsbury
Jeffrey G. Coslett      Vice President                   Morrisville
Michael C. Curtis       Vice President                   St. Albans
Peter J. Eley           Senior Vice President            Morrisville
Fern C. Farmer          Assistant Vice President         Morrisville
Patsy S. French         Assistant Vice President         Jeffersonville
Kenneth D. Gibbons      President & CEO                  Morrisville
Lorraine M. Gordon      Assistant Vice President         Morrisville
Melissa A. Greene       Assistant Treasurer              Hardwick
Claire A. Hindes        Assistant Vice President         Morrisville
Patricia N. Hogan       Vice President                   Morrisville
Tracey D. Holbrook      Vice President                   St. Johnsbury
Lynne P. Jewett         Assistant Treasurer              Morrisville
Peter R. Jones          Vice President                   Morrisville
Stephen H. Kendall      Vice President                   Fairfax
Susan O. Laferriere     Vice President                   St. Johnsbury
Dennis J. Lamothe       Vice President                   St. Johnsbury
Susan F. Lassiter       Assistant Vice President         Jeffersonville
Phillip L. Martin       Vice President                   Stowe
Marsha A. Mongeon       Senior Vice President-Treasurer  Morrisville
Mildred R. Nelson       Assistant Vice President         Littleton
Barbara A. Olden        Assistant Vice President         St. Johnsbury Ctr.
Deborah J. Partlow      Trust Officer                    Morrisville
Bradley S. Prior        Assistant Treasurer              Morrisville
Colleen D. Putvain      Assistant Treasurer              Morrisville
Robert P. Rollins       Secretary                        Morrisville
Ruth P. Schwartz        Vice President                   Morrisville
Robyn A. Sheltra        Assistant Treasurer              Stowe
David S. Silverman      Senior Vice President            Morrisville
Sara J. Small           Assistant Treasurer              Morrisville
Karen C. Sylvester      Assistant Treasurer              Lyndonville
JoAnn A. Tallman        Assistant Secretary              Morrisville
Alycia R. Vosinek       Commercial Loan Officer          Littleton
Francis E. Welch        Assistant Vice President         Morrisville

                      For more Company information, please visit Union Bank's
                                    web pages at www.unionbankvt.com.

Union Bankshares, Inc.


Dear Shareholder:                                          January 26, 2006


Another year has passed quickly and we are pleased to report the financial results for 2005, as well as some observations on other topics of interest.

The big news for 2005 was the Federal Open Market Committee (FOMC) action on interest rates which had the effect of increasing the "prime rate" from 5.25% on January 1 to 7.25% on December 31. Our budget forecast anticipated rate increases and positive effect on net interest income. Of some surprise, however, is the rapid increase in interest expense on deposit accounts. We believe this is due to a shift by some investors back into the brokerage firms, and also by aggressive deposit pricing by some banks and credit unions attempting to improve market share. Although our "margin" improved in 2005, the cost for deposit accounts bears monitoring. Thus far long-term interest rates have not "responded" to the FOMC actions as the yield curve is basically flat over the 10 year horizon.

Loan growth of 9.6% was achieved by actively seeking solid credit relationships in our current markets as well as at our new St. Albans, Vermont office. We also retained more residential real estate loans in portfolio rather than selling them into the secondary market. Overall asset growth was as projected while deposit growth was slightly below.

The new St. Albans loan office is progressing nicely while at the other end of our geographic market our new Littleton, New Hampshire branch office is in the final stages of construction. This office is located at a key intersection, consists of 2,700 SF of office space, an ATM, a drive-up window and will offer a full array of loan and deposit products. The business generated by the existing loan office leads us to believe the new branch will be a busy one. Both the Littleton staff and advisory board members are quite familiar with the market, culture and banking needs of Littleton's citizens.

Also this past year a major renovation and addition to the Portland Street, St. Johnsbury office was completed. Activity at this branch office has increased considerably with the addition of a full-time loan officer and expansion of the deposit products offered there. We invite shareholders to visit any of our 14 locations and if you don't know the staff, please introduce yourself and ask for a tour.

As we move forward into 2006, we will renew our focus on increasing branch, product and operational profitability. We find legal, accounting and manpower costs associated with the Sarbanes-Oxley legislation continued to increase in 2005. Changing regulatory requirements for compliance will only continue to increase expenses in future years.

Once again we want to thank our employees for another successful year, our customers for their business and our shareholders for investing in their company's future.

Enclosed is your dividend check or advice of deposit, representing a dividend of $.26 to shareholders of record on January 23, 2006. If you would like to have your dividends deposited directly into an account with us, or another financial institution, and have not already signed up, please contact JoAnn Tallman at (802) 888-6600 to receive an authorization form.

Sincerely,



/s/ Richard C. Sargent                 /s/ Kenneth D. Gibbons

Richard C. Sargent                     Kenneth D. Gibbons
Chairman                               President & CEO


Union Bankshares, Inc.

Shareholder Assistance
and Investor Information

If you need assistance with a change in registration of certificates, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact us at the address and phone number listed below:

Corporate Name:      Union Bankshares, Inc.

Transfer Agent:      Union Bank
                     P.O. Box 667
                     Morrisville, VT  05661-0667

Phone:               802.888.6600

Fax:                 802.888.4921

E-mail:              ubexec@unionbankvt.com

American Stock Exchange
Ticker Symbol:       UNB


Union Bank Offices

Fairfax                    Littleton, NH               St. Albans
Jct. Rtes. 104 & 128*      Loan Center                 Loan Center
802.849.2600               241 Main St.                120 North Main St.
                           603.444.7136                802.524.9000
Hardwick
103 VT Route 15*           Lyndonville                 St. Johnsbury
802.472.8100               183 Depot St.*              364 Railroad St.*
                           802.626.3100                802.748.3131
Hyde Park
250 Main St.               Morrisville                 325 Portland St.*
802.888.6880               20 Lower Main St.*          802.748.3121
                           802.888.6600
                                                       St. Johnsbury Ctr.
Jeffersonville             65 Northgate Plaza*         Green Mtn. Mall*
44 Main St.*               Route 100                   1998 Memorial Dr.
802.644.6600               802.888.6860                802.748.2454

Johnson                    Stowe
198 Lower Main St.*        47 Park St.*
802.635.6600               802.253.6600                * ATMs at
                                                         these branches


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